UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 16, 2016

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On August 16, 2016 and August 18, 2016, Liberty Interactive Corporation announced the proposed offering and the pricing, respectively, by its wholly owned subsidiary Liberty Interactive LLC (“Liberty LLC”) of $675 million aggregate principal amount of its 1.75% Exchangeable Senior Debentures due 2046 (the “Debentures”) pursuant to an exemption under the Securities Act of 1933, as amended.  Liberty LLC has also granted to the initial purchasers an option to purchase additional debentures with an aggregate principal amount up to $75 million.  The offering is expected to close on August 23, 2016, subject to satisfaction of customary closing conditions. Liberty LLC expects to use the net proceeds of the offering for one or more of the following purposes: to repay up to $450 million outstanding under a margin loan facility recently entered into by its wholly owned special purpose subsidiary LV Bridge, LLC; to repurchase, in privately negotiated transactions, its outstanding 0.75% Exchangeable Senior Debentures due 2043 (the "2043 Debentures"); and to the extent holders tender their 2043 Debentures for exchange, to satisfy its exchange obligation in cash. Any remaining net proceeds will be used for general corporate purposes, including to pay interest on the Debentures. The Debentures, as well as the associated cash proceeds, will be attributed to the Liberty Ventures Group.

This Current Report on Form 8-K and the press releases regarding Liberty LLC’s proposed offering and pricing attached hereto as Exhibits 99.1 and 99.2, respectively, are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release, dated August 16, 2016 regarding the offering.
99.2	Press Release, dated August 18, 2016 regarding the pricing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2016

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Wade Haufschild
	Name:	Wade Haufschild
	Title:	Vice President

EXHIBIT INDEX

9
Exhibit No.	Name

99.1	Press Release, dated August 16, 2016 regarding the offering.
99.2	Press Release, dated August 18, 2016 regarding the pricing.